Exhibit 99.1

                FEDERATED DEPARTMENT STORES, INC.

                   Consolidated Balance Sheets
                           (Unaudited)

                           (millions)

                                  October 31,    January 31,    November 1,
                                     1998           1998           1997
ASSETS:
 Current Assets:
  Cash                            $      164     $      142     $      431
  Accounts receivable                  2,107          2,640          2,513
  Merchandise inventories              4,322          3,239          4,288
  Supplies and prepaid expenses          120            115            120
  Deferred income tax assets             105             58            116
   Total Current Assets                6,818          6,194          7,468

 Property and Equipment - net          6,406          6,520          6,423
 Intangible Assets - net                 670            690            697
 Other Assets                            323            334            344

   Total Assets                   $   14,217     $   13,738     $   14,932

LIABILITIES AND SHAREHOLDERS' EQUITY:
 Current Liabilities:
  Short-term debt                 $      699     $      556     $    1,899
  Accounts payable and accrued
   liabilities                         2,998          2,416          3,048
  Income taxes                            22             88             28
   Total Current Liabilities           3,719          3,060          4,975

 Long-Term Debt                        3,549          3,919          3,683
 Deferred Income Taxes                 1,024            939            842
 Other Liabilities                       557            564            561
 Shareholders' Equity                  5,368          5,256          4,871

   Total Liabilities and
    Shareholders' Equity          $   14,217     $   13,738     $   14,932